                                                                    Exhibit 21.1


                             SUBSIDIARIES OF VLASIC


NAME OF SUBSIDIARY AND NAME
UNDER WHICH IT DOES BUSINESS                                         JURISDICTION OF INCORPORATION
Aligar, Inc.                                                                    Delaware
Deleco Grosshandels GmbH (Divested January 1999)                                Germany
Cargal, Inc.                                                                    Delaware
Freshbake Foods Limited                                                         Great Britain
Theodor Kattus GmbH (Divested January 1999)                                     Germany
Stratford-Upon-Avon Foods Limited                                               Great Britain
Swift-Armour Sociedad Anonima Argentina (Divested July 1999)                    Argentina
VF Brands, Inc.                                                                 Delaware
Vlasic Farms, Inc.                                                              Ohio
Vlasic Foods Distribution Company                                               Arkansas
Vlasic Foods Canada, Inc.                                                       Ontario
Vlasic Foods, Inc. (Merged into Parent August 1999)                             Michigan
Vlasic International Brands Inc.                                                Delaware
Vlasic International Sales Inc.                                                 New Jersey
Vlasic Standards, Inc.                                                          New Jersey